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                                                                   Exhibit 20.1



                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT


                            Settlement Date                           7/31/2004
                            Determination Date                        8/11/2004
                            Distribution Date                         8/16/2004


I.      All Payments on the Contracts                                                                                  634,380.90
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             24,511.13
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            9.39
V.      Servicer Monthly Advances                                                                                        8,838.26
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              1,183.59
VIII.   Transfers to the Pay-Ahead Account                                                                                (432.37)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                            (9.39)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              0.00
X.      Deposits in error                                                                                                    0.00
Total available amount in Collection Account                                                                          $668,481.51
                                                                                                                      ===========


DISTRIBUTION AMOUNTS                                             COST PER $1000
---------------------------------------------                    --------------

1.    (a) Class A-1 Note Interest Distribution                                                   0.00
      (b) Class A-1 Note Principal Distribution                                                  0.00
          Aggregate Class A-1 Note Distribution                  0.00000000                                                  0.00

2.    (a) Class A-2 Note Interest Distribution                                                   0.00
      (b) Class A-2 Note Principal Distribution                                                  0.00
          Aggregate Class A-2 Note Distribution                  0.00000000                                                  0.00

3.    (a) Class A-3 Note Interest Distribution                                                   0.00
      (b) Class A-3 Note Principal Distribution                                                  0.00
          Aggregate Class A-3 Note Distribution                  0.00000000                                                  0.00

4.    (a) Class A-4 Note Interest Distribution                                                   0.00
      (b) Class A-4 Note Principal Distribution                                                  0.00
          Aggregate Class A-4 Note Distribution                  0.00000000                                                  0.00

5.    (a) Class A-5 Note Interest Distribution                                                   0.00
      (b) Class A-5 Note Principal Distribution                                                  0.00
          Aggregate Class A-5 Note Distribution                  0.00000000                                                  0.00

6.    (a) Class A-6 Note Interest Distribution                                                   0.00
      (b) Class A-6 Note Principal Distribution                                                  0.00
          Aggregate Class A-6 Note Distribution                  0.00000000                                                  0.00

7.    (a) Class B Note Interest Distribution                                                     0.00
      (b) Class B Note Principal Distribution                                                    0.00
          Aggregate Class B Note Distribution                    0.00000000                                                  0.00

8.    (a) Class C Note Interest Distribution                                                93,206.62
      (b) Class C Note Principal Distribution                                              514,982.34
          Aggregate Class C Note Distribution                   35.13100349                                            608,188.96

9.    Servicer Payment
      (a) Servicing Fee                                                                      6,803.40
      (b) Reimbursement of prior Monthly Advances                                           16,213.80
          Total Servicer Payment                                                                                        23,017.20

10.   Deposits to the Reserve Account                                                                                   37,275.35

TOTAL DISTRIBUTION AMOUNT FROM COLLECTION ACCOUNT                                                                  $   668,481.51
                                                                                                                   ===============

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
RESERVE ACCOUNT DISTRIBUTIONS TO SELLERS

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                       0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                            0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                  0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                       0.00
                        TOTAL AMOUNTS TO SELLERS(CHASE USA & CHASE MANHATTAN BANK)                                         0.00
                                                                                                                        ========

PAYAHEAD ACCOUNT DISTRIBUTIONS TO SELLERS

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                                 0.00
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                      0.00
                        TOTAL AMOUNTS TO SELLERS(CHASE USA & CHASE MANHATTAN BANK)                                         0.00
                                                                                                                        ========

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                         0.00
        (b) Class A-2 Notes    @             6.028%                                                         0.00
        (c) Class A-3 Notes    @             6.140%                                                         0.00
        (d) Class A-4 Notes    @             6.250%                                                         0.00
        (e) Class A-5 Notes    @             6.420%                                                         0.00
        (f) Class A-6 Notes    @             6.500%                                                         0.00
            Aggregate Interest on Class A Notes                                                                            0.00
        (g) Class B Notes @                  6.680%                                                                        0.00
        (h) Class C Notes @                  6.850%                                                                   93,206.62


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                 0.00
        (g) Class B Notes                                                                                   0.00
        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                         COST PER $1000
                                                                            ---------------
        (a) Class A-1 Notes                                                   0.00000000                    0.00
        (b) Class A-2 Notes                                                   0.00000000                    0.00
        (c) Class A-3 Notes                                                   0.00000000                    0.00
        (d) Class A-4 Notes                                                   0.00000000                    0.00
        (e) Class A-5 Notes                                                   0.00000000                    0.00
        (f) Class A-6 Notes                                                   0.00000000                    0.00
            Total Aggregate Interest on Class A Notes                                                                      0.00
        (g) Class B Notes                                                     0.00000000                                   0.00
        (h) Class C Notes                                                     5.38392228                              93,206.62



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

                 PRINCIPAL
---------------------------------------------

                                                                                No. of Contracts
                                                                                ----------------
1. Amount of Stated Principal Collected                                                                 205,786.58
2. Amount of Principal Prepayment Collected                                              28             307,060.86
3. Amount of Liquidated Contract                                                          2               2,134.90
4. Amount of Repurchased Contract                                                         0                   0.00

       Total Formula Principal Distribution Amount                                                                      514,982.34
                                                                                                       Pool Factor
5. Principal Balance before giving effect to Principal Distribution                                    -----------
        (a) Class A-1 Notes                                                                              0.0000000            0.00
        (b) Class A-2 Notes                                                                              0.0000000            0.00
        (c) Class A-3 Notes                                                                              0.0000000            0.00
        (d) Class A-4 Notes                                                                              0.0000000            0.00
        (e) Class A-5 Notes                                                                              0.0000000            0.00
        (f) Class A-6 Notes                                                                              0.0000000            0.00
        (g) Class B Notes                                                                                0.0000000            0.00
        (h) Class C Notes                                                                                0.9431688   16,328,166.53


6. Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00
        (g) Class B Notes                                                                                                     0.00
        (h) Class C Notes                                                                                                     0.00


7. Principal Distribution                                                       COST PER $1000
                                                                                --------------
        (a) Class A-1 Notes                                                       0.00000000                                  0.00
        (b) Class A-2 Notes                                                       0.00000000                                  0.00
        (c) Class A-3 Notes                                                       0.00000000                                  0.00
        (d) Class A-4 Notes                                                       0.00000000                                  0.00
        (e) Class A-5 Notes                                                       0.00000000                                  0.00
        (f) Class A-6 Notes                                                       0.00000000                                  0.00
        (g) Class B Notes                                                         0.00000000                                  0.00
        (h) Class C Notes                                                        29.74708121                            514,982.34

                                                                                                       Pool Facotr
8. Principal Balance after giving effect to Principal Distribution                                     -----------
        (a) Class A-1 Notes                                                                              0.0000000            0.00
        (b) Class A-2 Notes                                                                              0.0000000            0.00
        (c) Class A-3 Notes                                                                              0.0000000            0.00
        (d) Class A-4 Notes                                                                              0.0000000            0.00
        (e) Class A-5 Notes                                                                              0.0000000            0.00
        (f) Class A-6 Notes                                                                              0.0000000            0.00
        (g) Class B Notes                                                                                0.0000000            0.00
        (h) Class C Notes                                                                                0.9134218   15,813,184.19



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

                 POOL DATA
---------------------------------------------
                                                                                                    Aggregate
                                                                               No. of Contracts  Principal Balance
                                                                               ----------------  -----------------
1. Pool Stated Principal Balance as of                     7/31/2004                 587           15,813,184.19

2. Delinquency Information                                                                                              % Delinquent
--------------------------                                                                                              ------------

              (a) 31-59 Days                                                          16              666,418.02          4.214%
              (b) 60-89 Days                                                           4                9,145.95          0.058%
              (c) 90-119 Days                                                          1               26,369.51          0.167%
              (d) 120 Days +                                                           0                    0.00          0.000%

3. Contracts Repossessed during the Due Period                                         0                    0.00

4. Current Repossession Inventory                                                      2              317,900.14

5. Aggregate Net Losses for the preceding Collection Period
   (a)  Aggregate Principal Balance of Liquidated Receivables                          2                2,134.90
   (b)  Net Liquidation Proceeds on any Liquidated Receivables                                         24,511.13
                                                                                                      ----------
   Total Aggregate Net Losses for the preceding Collection Period                                                       -22,376.23

6. Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         76,364.87

7. Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                 624                              5,442,184.76

8. Weighted Average Contract Rate of all Outstanding Contracts                                                              8.787%

9. Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                 98.585



              TRIGGER ANALYSIS
---------------------------------------------

1. (a)  Average 60+ Delinquency Percentage                     3.653%
   (b) Delinquency Percentage Trigger in effect ?                          YES

2. (a)  Average Net Loss Ratio                                 0.028%
   (b)  Net Loss Ratio Trigger in effect ?                                  NO
   (c)  Net Loss Ratio (using ending Pool Balance)             0.167%

3. (a) Servicer Replacement Percentage                        -0.083%
   (b) Servicer Replacement
   Trigger in effect ?                                                      NO



               MISCELLANEOUS
---------------------------------------------

1. Monthly Servicing Fees                                                                                                 6,803.40

2. Servicer Advances                                                                                                      8,838.26

3. (a)  Opening Balance of the Reserve Account                                                                        5,215,882.08
   (b)  Deposits to the Reserve Account                                                                37,275.35
   (c)  Investment Earnings in the Reserve Account                                                      3,644.50
   (d)  Distribution from the Reserve Account                                                               0.00
   (e)  Ending Balance of the Reserve Account                                                                         5,256,801.93

4. Specified Reserve Account Balance                                                                                  5,325,240.59

5. (a)  Opening Balance in the Pay-Ahead Account                                                                          2,053.79
   (b)  Deposits to the Pay-Ahead Account from the Collection Account                                     432.37
   (c)  Investment Earnings in the Pay-Ahead Account                                                        0.00
   (d)  Transfers from the Pay-Ahead Account to the Collection Account                                 (1,183.59)
   (e)  Ending Balance in the Pay-Ahead Account                                                                           1,302.57

